UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Acquisitions
On August 31, 2018, Casella Waste Systems, Inc. (the “Company”) completed its acquisitions of the assets of Youngblood Disposal Enterprises of Western New York, LLC and its wholly owned subsidiaries (collectively “Youngblood”) and of Silvarole Transfer, Inc., and select assets of Silvarole Trucking, Inc. (collectively “Silvarole”).
Youngblood is a leading provider of residential, commercial and roll-off collection services in the Rochester, NY marketplace. Silvarole operates a 950 tons per day solid waste transfer station and provides roll-off collection services in the Rochester, NY marketplace. In total, the Company expects to generate approximately $30 million of annualized revenues from the Youngblood and Silvarole acquisitions.
As part of the Company’s 2021 strategic plan, the Company set a goal of $20 million to $40 million per year of acquisition or development activity. Including the acquisitions of the assets of Youngblood and Silvarole, the Company has acquired nearly $50 million of annualized revenues during 2018.
Permit Expansion
On September 6, 2018, the Company announced that the New York State Department of Environmental Conservation (“NYSDEC”) issued a modified permit for the Clinton County Landfill to increase the annual permit limit from 175,000 tons per year to 250,000 tons per year. New England Waste Services of N.Y., Inc., a subsidiary of the Company, is the operator of the facility and party to a 25-year operating agreement with Clinton County. The NYSDEC issued the modified Part 360 permit on August 30, 2018.
Safe Harbor Statement
Certain matters discussed in this Current Report on Form 8-K, including, but not limited to, the statements regarding the Company’s expectation of annualized revenues to be generated from the Youngblood and Silvarole acquisitions, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: the Company may not fully recognize the expected financial benefits from the acquisitions due to an inability to recognize operational cost savings, general and administration cost savings, market factors, landfill internalization benefits, or due to competitive or economic factors outside its control which may impact revenue and costs, or for other reasons, the Company may be unable to achieve its acquisition goals as part of the 2021 strategic plan due to competition for attractive targets or an inability to reach agreement with potential targets on pricing or other terms, and the Company may not fully recognize the financial benefits of this permit modification due to an inability to source incremental volumes to the site at appropriate rates. There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: September 6, 2018	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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